January 16, 2013 F I N A N C I A L R E S U L T S 4Q12

4Q12 and full year 2012 financial highlights 1 See note 1 on slide 24 2 Independent Foreclosure Review 3 Assumes a tax rate of 38% 4 See note 4 on slide 24, and the Basel I Tier 1 capital and Tier 1 capital ratio on page 39 of the Firm’s 4Q12 earnings release financial supplement  4Q12 net income of $5.7B; EPS of $1.39; revenue of $24.4B1  FY12 record net income of $21.3B; record EPS of $5.20; revenue of $99.9B1  4Q12 results included the following significant items  Fortress balance sheet strengthened  Basel I Tier 1 common of $140B; ratio of 11.0%4  Estimated Basel III Tier 1 common of $144B; ratio of 8.7% – After impact of final Basel 2.5 rules and NPR Pretax Net income 3 EPS 3 Mortgage Banking – Expense for mortgage-related matters, predominantly IFR 2 ($900) ($558) ($0.14) Investment Bank – DVA losses (567) (352) (0.09) Corporate – Benefit from tax adjustments – 620 0.16 Real Estate Portfolios – Benefit from reduced mortgage loan loss reserves 700 434 0.11 $mm, excluding EPS 1 F I N A N C I A L R E S U L T S

4Q12 Financial results1 1 See note 1 on slide 24 2 Actual numbers for all periods, not over/under 3 See note 3 on slide 24 $ O/(U) 4Q12 3Q12 4Q11 Revenue (FTE)1 $24,378 ($1,485) $2,180 Credit costs 656 (1,133) (1,528) Expense 16,047 676 1,507 Reported net income $5,692 ($16) $1,964 Net income applicable to common stock $5,322 ($24) $1,897 Reported EPS $1.39 ($0.01) $0.49 ROE2 11% 12% 8% ROTCE2,3 15 16 11 $mm, excluding EPS 2 F I N A N C I A L R E S U L T S

Full year 2012 financial results1 1 See note 1 on slide 24 2 Actual numbers for all periods, not over/under 3 See note 3 on slide 24 $ O/(U) FY2012 FY2011 FY2011 Revenue (FTE)1 $99,890 $99,767 $123 Credit costs 3,385 7,574 (4,189) Expense 64,729 62,911 1,818 Reported net income $21,284 $18,976 $2,308 Net income applicable to common stock $19,877 $17,568 $2,309 Reported EPS $5.20 $4.48 $0.72 ROE2 11% 11% ROTCE2,3 15 15 $mm, excluding EPS 3 F I N A N C I A L R E S U L T S

FINANCIAL RESULTS

Fortress balance sheet and returns

$B, except where noted

	4Q12	3Q12	4Q11
Basel I Tier 1 common capital[1]	$140	$135	$123
Basel I Risk-weighted assets	1,271	1,297	1,221
Basel I Tier 1 common ratio[1]	11.0%	10.4%	10.1%
Basel I Tier 1 common ratio[1] (with B2.5)	9.9	9.5	—
Basel III Tier 1 common capital[2]	$144	$139	—
Basel III Risk-weighted assets[2]	1,648	1,663	—
Basel III Tier 1 common ratio with Basel 2.5 and NPR[2]	8.7%	8.4%	—
Total assets	$2,359	$2,321	$2,266
Return on equity	11%	12%	8%
Return on tangible common equity[3]	15	16	11
Return on assets	0.98	1.01	0.65
Return on Basel I risk-weighted assets[4]	1.8	1.7	1.2
Tangible book value per share[5]	$38.75	$37.53	$33.69

~+100bps after the impact of run-off and mitigants through 2014[9]

We consider return on RWA to be more relevant for JPM and comparisons to peers

- Firmwide total credit reserves of $22.6B; loan loss coverage ratio of 2.43%[6]
- Global Liquidity Reserve of $491B[7]
- Conservative capital structure
  - $450B equity and long-term debt
  - Over $700B of cash, high quality AFS securities and secured financings[8]
  - $1.2T deposits

[1] See note 4 on slide 24, and the Basel I Tier 1 capital and Tier 1 capital ratio on page 39 of the Firm's 4Q12 earnings release financial supplement
[2] Reflects estimated impact of final Basel 2.5 rules and Basel III Advanced NPR
[3] See note 3 on slide 24
[4] Return on RWA, excluding DVA, a non-GAAP financial measure, was 1.9%, 1.8% and 1.3% for 4Q12, 3Q12 and 4Q11, respectively
[5] Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares
[6] See note 2 on slide 24
[7] The Global Liquidity Reserve represents cash on deposit at central banks, and the cash proceeds expected to be received in connection with secured financing of highly liquid, unencumbered securities (such as sovereigns, FDIC and government guaranteed, agency and agency MBS). In addition, the Global Liquidity Reserve includes the Firm's borrowing capacity at the Federal Reserve Bank discount window and various other central banks and from various Federal Home Loan Banks, which capacity is maintained by the Firm having pledged collateral to all such banks. These amounts represent preliminary estimates which may be revised in the Firm's 10-K for the year ended December 31, 2012
[8] Includes cash and due from banks, deposits with banks, AFS securities and non-CIB Fed funds sold and securities purchased under resale agreements and securities borrowed
[9] Includes the effect of bringing forward run-off and data/model enhancements
Note: estimated for 4Q12

4
JPMORGAN CHASE & CO.

Consumer & Community Banking[1]

$mm			
		$ O/(U)	
	4Q12	3Q12	4Q11
Net interest income	$7,267	($48)	($220)
Noninterest revenue	5,111	(312)	1,389
Revenue	$12,378	($360)	$1,169
Expense	7,966	1,012	1,203
Credit costs	1,091	(771)	(748)
Net income	$2,014	($352)	$440

Key drivers/statistics[2]			
EOP Equity ($B)	$43.0	$43.0	$41.0
ROE[3]	19%	22%	15%
Overhead ratio	64	55	60
Average loans ($B)	$419.9	$422.8	$439.7
Average deposits ($B)	426.0	416.7	391.5
Number of branches	5,614	5,596	5,508
Number of ATMs	18,699	18,485	17,235
Active online customers (000's)	31,114	30,765	29,749
Active mobile customers (000's)	12,359	11,573	8,203

[1] See note 1 on slide 24
[2] Actual numbers for all periods, not over/under
[3] Calculated based on average equity; period-end equity and average equity are the same
[4] American Customer Satisfaction Index survey as of December 2012
[5] Based on disclosures as of 3Q12
[6] Per compete.com as of November 2012
[7] Based on number of loans as of November 2012
[8] Based on Inside Mortgage Finance as of 3Q12
[9] Based on disclosures by peers and internal estimates as of 3Q12
[10] Based on Visa data as of 3Q12
[11] Based on Nilson report as of YE2011
[12] As of YTD November 30th data per Autocount

Leadership positions

Consumer & Business Banking

- #1 in ACSI survey for customer satisfaction among large banks[4]
- #1 ATM network[5]
- #2 in branches[5]
- #1 most visited banking portal – Chase.com[6]
- #1 SBA lender[7]
- $150B+ client investment assets; 1,200+ Chase Private Client locations and 100K+ CPC clients

Mortgage Banking

- #2 mortgage originator[8]
- #2 retail mortgage originator[8]
- #3 mortgage servicer[8]
- We are working to help homeowners and prevent foreclosures; offered 1.4mm mortgage modifications and completed 610k since 2009

Card, Merchant Services & Auto

- #1 credit card issuer in the U.S.[9]
- #1 global Visa issuer based on consumer and business credit card sales volume[10]
- #1 U.S. co-brand credit card issuer[9]
- #3 global merchant acquirer[11]
- #2 non-captive in new/recent used vehicles sold at franchised dealers[12]

FINANCIAL RESULTS

5

JPMORGAN CHASE & CO.

Consumer & Community Banking

Consumer & Business Banking

$mm	4Q12	$ O/(U) 3Q12	$ O/(U) 4Q11
Net interest income	$2,633	($52)	($81)
Noninterest revenue	1,647	(8)	44
Revenue	$4,280	($60)	($37)
Expense	2,924	13	60
Credit costs	110	3	(22)
Net income	$756	($33)	($36)
Key drivers/statistics[1] ($B)			
Average total deposits	$404.0	$393.8	$367.9
Deposit margin	2.44%	2.56%	2.76%
Accounts[2] (mm)	28.1	27.8	26.6
Business Banking loan originations	$1.5	$1.7	$1.4
Business Banking loan balances (Avg)	18.5	18.3	17.4
Investment sales	7.0	6.3	4.7
Client investment assets (EOP)	158.5	154.6	137.9

[1] Actual numbers for all periods, not over/under
[2] Includes checking accounts and Chase Liquid® cards (launched 2Q12)

Financial performance

- Consumer & Business Banking net income of $756mm, down 5% YoY
- Net revenue of $4.3B, down 1% from the prior year
- Credit costs of $110mm, compared with $132mm in the prior year
- Expense up 2% YoY, driven by new branch builds

Key drivers

- Average total deposits of $404.0B, up 10% YoY and 3% QoQ
- Deposit margin was 2.44%, compared with 2.76% in the prior year
- Accounts up 5% YoY and 1% QoQ
- Business Banking loan originations up 10% YoY and down 9% QoQ
- Average Business Banking loans up 7% YoY and 1% QoQ
- Investment sales up 49% YoY and 11% QoQ
- Client investment assets up 15% YoY and 2% QoQ

FINANCIAL RESULTS

6

JPMORGAN CHASE & CO.

Consumer & Community Banking

Mortgage Banking

$mm

	4Q12	$ O/(U) 3Q12	4Q11
Production			
Production-related revenue, excl. repurchase losses	$1,612	($166)	$543
Production expense[1]	876	198	358
Income, excl. repurchase losses	$736	($364)	$185
Repurchase (losses)/benefit	53	66	443
Income before income tax expense	$789	($298)	$628
Servicing			
Net servicing-related revenue	$618	($136)	($98)
Default servicing expense	1,293	474	591
Core servicing expense	280	36	57
Servicing expense	$1,573	$510	$648
Income/(loss), excl. MSR risk management	(955)	(646)	(746)
MSR risk management	42	(108)	419
Income/(loss) before income tax expense/(benefit)	($913)	($754)	($327)
Real Estate Portfolios			
Revenue	$965	($41)	($95)
Expense	436	50	4
Net charge-offs[2]	417	(1,003)	(459)
Change in allowance	(700)	200	(470)
Credit costs	(283)	(803)	(929)
Income/(loss) before income tax expense/(benefit)	$812	$712	$830
Mortgage Banking net income	$418	($205)	$687
Key drivers/statistics ($B)[3]			
Mortgage loan originations	$51.2	$47.3	$38.6
Retail channel originations	26.4	25.5	23.1
EOP third-party mortgage loans serviced	859.4	811.4	902.2
EOP NCI owned portfolio[4]	117.6	120.3	132.5
ALL/EOP loans[4,5]	4.14%	4.63%	6.58%
Net charge-off rate[2,4,5]	1.40	4.60	2.58

[1] Includes credit costs associated with Production

[2] Net charge-offs and net charge-off rates for 3Q12 included $825mm of incremental charge-offs recorded in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower to be charged off to the net realizable value of the collateral and to be considered nonaccrual, regardless of their delinquency status. See slide 21 "Real Estate Portfolios and Card Services – Coverage Ratios"

[3] Actual numbers for all periods, not over/under

[4] Real Estate Portfolios only

[5] Excludes the impact of purchased credit-impaired loans acquired as part of the WaMu transaction. An allowance for loan losses of $5.7B was recorded for these loans as of 4Q12, 3Q12 and 4Q11. To date, no charge-offs have been recorded for these loans

Financial performance

- Production pretax income of $789mm, up $628mm YoY, reflecting lower repurchase losses and higher volumes
  - Realized repurchase losses of $196mm
  - Reduction of repurchase liability of $249mm
- Net servicing-related revenue of $618mm, down 14% YoY
- Servicing expense up $648mm YoY, including approximately $700mm related to the Independent Foreclosure Review settlement
- MSR risk management income of $42mm, up $419mm YoY
- Real Estate Portfolios pretax income of $812mm, compared with a pretax loss of $18mm in the prior year
  - Total net revenue of $965mm, down 9% YoY, driven by a decline in net interest income, resulting from portfolio runoff
  - Credit cost benefit of $283mm
    - Net charge-offs of $417mm
    - Reduction in allowance for loan losses of $700mm

Key drivers

- Mortgage originations of $51.2B, up 33% YoY and 8% QoQ
  - Retail channel originations (branch and direct-to-consumer) up 14% YoY and 4% QoQ

FINANCIAL RESULTS

7

JPMORGAN CHASE & CO.

Office of the Comptroller of the Currency (OCC) and the Federal Reserve Independent Foreclosure Review settlement

Settlement overview and impact to Chase

- $8.5B global settlement announced between several servicers and the OCC and the Federal Reserve
- Settlement satisfies all requirements under the Independent Foreclosure Review (IFR); addresses the findings in the Consent Orders
- Resolves the IFR, which cost the Firm between $100mm – $150mm pretax per quarter during 2012
  - Was expected to continue at or above these levels throughout 2013 and potentially into 2014
- For Chase, the settlement amount will be ~$2.0B and will consist of
  - ~$750mm in cash payments
  - $1.2B commitment to borrowers in the form of modifications, short sales, and other forms of borrower relief, contemplated in our reserves
- Total pretax earnings impact of ~$700mm for 4Q12, net of reserves previously recognized
- 4Q12 adjusted servicing expense of about $725mm excluding the ~$700mm net cost of the settlement and IFR costs

FINANCIAL RESULTS
8
JPMORGAN CHASE & CO.

Consumer & Community Banking

Card, Merchant Services & Auto

$mm			
		$ O/(U)	
	4Q12	3Q12	4Q11
Revenue	$4,808	$85	($6)
Expense	2,171	251	146
Net charge-offs[1]	1,250	(36)	(310)
Change in allowance	—	55	500
Credit costs	$1,250	$19	$190
Net income	$840	($114)	($211)
Card Services – Key drivers/statistics ($B)[2]			
Average loans	$124.7	$124.3	$128.6
Sales volume[3]	101.6	96.6	93.4
Net revenue rate	12.82%	12.46%	12.26%
Net charge-off rate[4]	3.50	3.57	4.29
30+ day delinquency rate[4]	2.10	2.15	2.81
# of accounts with sales activity (mm)[3]	30.6	29.1	30.7
% of accounts acquired online[3]	58%	52%	44%
Merchant Services – Key drivers/statistics ($B)[2]			
Merchant processing volume	$178.6	$163.6	$152.6
# of total transactions	8.2	7.4	6.8
Auto – Key drivers/statistics ($B)[2]			
Average loans	$49.3	$48.4	$46.9
Originations	5.5	6.3	4.9

[1] Net charge-offs and net charge-off rates for 3Q12 included $55mm of incremental charge-offs related to auto loans discharged under Chapter 7 bankruptcy

[2] Actual numbers for all periods, not over/under

[3] Excludes Commercial Card

[4] See note 5 on slide 24

Financial performance

- Net income of $840mm, down 20% YoY
  - Net income, excluding the reduction of the allowance for loan losses[4], up 13% YoY
- Revenue of $4.8B, flat YoY
- Credit costs of $1.3B, compared with $1.1B in the prior year
- Expense of $2.2B, up 7% YoY, driven by the write-off of intangible assets associated with a non-strategic relationship

Key drivers

Card Services

- Average loans of $124.7B, down 3% YoY and flat QoQ
- Sales volume[3] of $101.6B, up 9% YoY and 5% QoQ
- Net charge-off rate[4] of 3.50%, down from 4.29% in the prior year and 3.57% in the prior quarter

Merchant Services

- Merchant processing volume of $178.6B, up 17% YoY and 9% QoQ
- Transaction volume of 8.2B, up 21% YoY and 11% QoQ

Auto

- Average loans up 5% YoY and 2% QoQ
- Originations up 12% YoY and down 13% QoQ

FINANCIAL RESULTS

9

JPMORGAN CHASE & CO.

FINANCIAL RESULTS

Corporate & Investment Bank[1]

$mm	4Q12	$ O/(U) 3Q12	$ O/(U) 4Q11
Corporate & Investment Bank revenue	$7,642	($718)	$1,322
Investment banking fees	1,720	291	601
Treasury Services	1,059	(5)	8
Lending[2]	382	25	103
Total Banking	**$3,161**	**$311**	**$712**
Fixed Income Markets	3,177	(549)	551
Equity Markets	895	(149)	89
Securities Services	995	30	24
Credit Adjustments & Other[3]	(586)	(361)	(54)
Total Markets & Investor Services	**$4,481**	**($1,029)**	**$610**
Credit costs	(445)	(385)	(736)
Expense	4,996	(354)	464
Net income	$2,005	$13	$1,029

Key drivers/statistics ($B)[4]	4Q12	3Q12	4Q11
EOP equity	$47.5	$47.5	$47.0
ROE[5]	17%	17%	8%
Overhead ratio	65	64	72
Comp/revenue[6]	29	33	29
EOP loans	$115.3	$111.8	$114.1
Average client deposits[7]	366.5	351.4	364.2
Assets under custody ($T)	18.8	18.2	16.9
ALL/EOP loans ex-conduits and trade[8]	2.52%	2.92%	3.06%
Net charge-off/(recovery) rate	(0.79)	(0.08)	0.77
Average VaR ($mm)	$106	$122	$75

[1] See notes 1 and 7 on slide 24
[2] Lending revenue includes net interest income, fees, gains or losses on loan sale activity, gains or losses on securities received as part of a loan restructuring, and the risk management results related to the credit portfolio (excluding trade finance)
[3] Credit adjustments & Other primarily includes net credit portfolio credit valuation adjustments ("CVA") and its associated hedging activities; DVA related to both structured notes and derivatives; and nonperforming derivative receivable results effective in 1Q12 and thereafter
[4] Actual numbers for all periods, not over/under
[5] Calculated based on average equity; period-end equity and average equity are the same. Return on equity excluding DVA, a non-GAAP financial measure, was 20%, 18%, and 11%, for 4Q12, 3Q12, and 4Q11, respectively
[6] Compensation expense as a percentage of total net revenue excluding DVA, a non-GAAP financial measure, was 27%, 32%, and 27%, for 4Q12, 3Q12, and 4Q11, respectively. For additional information on this measure, see note 7 on slide 24
[7] Average client deposits and other third party liabilities pertain to the Treasury Services and Securities Services businesses, and include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of client cash management programs
[8] ALL/EOP loans as reported was 1.19%, 1.35%, and 1.35% for 4Q12, 3Q12, and 4Q11, respectively

Financial performance

- Net income of $2.0B on revenue of $7.6B
  - DVA loss of $567mm
  - ROE of 17%, 20% excl. DVA
- Banking
  - IB fees of $1.7B, up 54% YoY, including record debt underwriting fees
    - Ranked #1 in FY2012 Global IB fees
  - Treasury Services revenue of $1.1B, up 1% YoY
  - Lending revenue of $382mm, up 37% YoY
- Markets & Investor Services
  - Fixed income markets revenue of $3.2B, up 21% YoY, reflecting solid client revenue and improved performance in credit-related products
  - Equity markets revenue of $895mm, up 11% YoY
  - Securities Services revenue of $995mm, up 2% YoY
  - Credit Adjustments & Other loss of $586mm, driven predominantly by DVA
- Credit cost benefit of $445mm primarily driven by recoveries and a reduction in the allowance for credit losses, both related to certain restructured nonperforming loans
- Expense of $5.0B, up 10% YoY, driven by higher compensation expense on stronger revenue performance
- FY2012 comp/revenue, excl. DVA, of 32%[6]
- Record assets under custody of $18.8T, up 12% YoY

10

JPMORGAN CHASE & CO.

Corporate & Investment Bank – Key metrics & leadership positions

Corporate & Investment Bank

($B)	FY2012	FY2011	FY2010
International revenue	$16.3	$17.1	$15.7
International deposits (Avg)[1]	189.6	180.1	146.4
International loans (EOP)	67.7	67.0	45.3
Gross CIB revenue from CB	4.0	3.7	4.0

Banking

Global IB fees (Dealogic)	#1	#1	#1
TS firmwide revenue[2]	$6.9	$6.4	$6.6
Combined Fedwire/CHIPS volume	#1	#1	#1
International electronic funds transfer volume (mm)[3]	304.8	250.5	232.5

Markets & Investor Services

International AUC ($T, EOP)	$8.3	$7.1	$6.3
All-American Institutional Investor research rankings	#1	#1	#1

[1] International client deposits and other third party liabilities
[2] Includes TS product revenue reported in other LOBs related to customers who are also customers of those LOBs
[3] International electronic funds transfer represents volume over the period and includes non-U.S. dollar Automated Clearing House ("ACH") and clearing volume
[4] Represents YTD 3Q12 rank of JPM Fixed Income Markets revenue of 10 leading competitors based on reported information, excluding DVA

Comments

Corporate & Investment Bank

- 47% international revenue for FY2012; FY2012 up 6% excl. DVA
- International deposits increased 29% from FY2010, driven by growth in Asia
- International loans up 50% since FY2010
- Gross CIB revenue from CB clients up 9% YoY
- Strategic Reengineering Program ~70% complete

Banking

- Widened the gap to #2 competitor YoY
- TS firmwide revenue up 9% YoY
- #1 in combined Fedwire and CHIPS volume, Federal Reserve, 2002–2012
- Total international electronic funds transfer volume up 31% from FY2010

Markets & Investor Services

- #1 Fixed income markets revenue share of top 10 investment banks[4]
- International AUC up 33% from FY2010; represents 44% of FY2012 total AUC
- JPM ranked #1 for FY2012, FY2011, and FY2010 for both All-American Fixed Income Research and Equity Research

FINANCIAL RESULTS

11

JPMorgan Chase & Co.

Commercial Banking[1]

$mm			
		$ O/(U)	
	4Q12	3Q12	4Q11
Revenue	$1,745	$13	$58
Middle Market Banking	838	—	28
Corporate Client Banking	406	36	80
Commercial Term Lending	312	14	13
Real Estate Banking	113	7	(2)
Other[2]	76	(44)	(61)
Credit costs	($3)	$13	($43)
Expense	599	(2)	20
Net income	$692	$2	$49
Key drivers/statistics ($B)[3]			
EOP equity	$9.5	$9.5	$8.0
ROE[4]	29%	29%	32%
Overhead ratio	34	35	34
Average loans	$126.0	$122.1	$109.9
EOP loans	128.2	123.7	112.0
Average client deposits[5]	199.3	190.9	199.1
Allowance for loan losses	2.6	2.7	2.6
Nonaccrual loans	0.7	0.9	1.1
Net charge-off/(recovery) rate[6]	0.16%	(0.06)%	0.36%
ALL/loans[6]	2.06	2.15	2.34

[1] See notes 1 and 8 on slide 24
[2] 4Q12 includes a year-to-date reclassification of tax equivalent adjustments to Corporate
[3] Actual numbers for all periods, not over/under
[4] Calculated based on average equity; period-end equity and average equity are the same
[5] Include deposits, as well as deposits that are swept to on-balance sheet liabilities as part of client cash management programs
[6] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate

- Net income of $692mm, up 8% YoY
- Record revenue of $1.7B, up 3% YoY
- Record EOP loan balances up 14% YoY and 4% QoQ; record Middle Market loans up 14% YoY
  - 10th consecutive quarter of increased loan balances; 11th for Middle Market
- Average client deposits of $199.3B, flat YoY and up 4% QoQ
- Credit cost benefit of $3mm
  - Net charge-off rate of 0.16%
  - Excluding recoveries, charge-off rate of 0.28%
- Expense up 3% YoY, reflecting higher headcount-related expense[1]
  - Overhead ratio of 34%, flat YoY

FINANCIAL RESULTS
12
JPMORGAN CHASE & CO.

4Q12 3Q12 4Q11 Revenue $2,753 $294 $469 Private Banking 1,441 76 229 Institutional 729 166 171 Retail 583 52 69 Credit costs $19 $5 ($5) Expense 1,943 212 191 Net income $483 $40 $181 Key drivers/statistics ($B)2 EOP equity $7.0 $7.0 $6.5 ROE3 27% 25% 18% Pretax margin4 29 29 22 Assets under management $1,426 $1,381 $1,336 Assets under supervision 2,095 2,031 1,921 Average loans 76.5 71.8 54.7 EOP loans 80.2 74.9 57.6 Average deposits 133.7 127.5 121.5 $ O/(U) Asset Management1 1 See notes 1 and 8 on slide 24 2 Actual numbers for all periods, not over/under 3 Calculated based on average equity; period-end equity and average equity are the same 4 See note 9 on slide 24  Net income of $483mm, up 60% YoY  Record revenue of $2.8B, up 21% YoY  Record assets under management of $1.4T, up 7% YoY  AUM net inflows for the quarter of $32B due to net inflows of $24B to liquidity products and $8B to long- term products  Assets under supervision of $2.1T, up 9% YoY and 3% QoQ  EOP loan balances of $80.2B, up 39% YoY and 7% QoQ  Strong investment performance  76% of mutual fund AUM ranked in the 1st or 2nd quartiles over 5 years  Expense up 11% YoY due to higher performance-based compensation and higher headcount-related expense1 $mm 13 F I N A N C I A L R E S U L T S

Corporate/Private Equity[1]

$mm		$ O/(U)	
	4Q12	3Q12	4Q11
Private Equity	$50	$139	$139
Treasury and CIO	(157)	(526)	(574)
Other Corporate	605	668	700
Net income/(loss)	$498	$281	$265

[1] See note 1 on slide 24

Private Equity

- Private Equity net income was $50mm
- Private Equity portfolio of $8.1B
  - 5.2% of stockholders' equity less goodwill

Treasury and CIO

- Treasury and CIO net income was a loss of $157mm
  - Negative NII of $388mm due to low rates and limited reinvestment opportunities
  - Partially offset by $202mm of net securities gains and MTM
- Expect Treasury and CIO net loss of $300mm +/- in 1Q13; likely to vary each quarter

Other Corporate

- After-tax benefit of $620mm for tax adjustments, partially offset by pretax expense of $184mm for additional litigation reserves
- Excluding these items, adjusted net income of ~$100mm
- Expect Other Corporate quarterly net income to be $100mm +/-; likely to vary each quarter

FINANCIAL RESULTS
14
JPMORGAN CHASE & CO.

 Both Firmwide and Core NIM lower (3 bps and 7 bps, respectively) QoQ  Lower loan yields  Lower yields on investment securities  Limited reinvestment opportunities  Higher balances in Fed funds sold and certain secured financings3 Core net interest margin1 1 See notes 1 and 6 on slide 24 2 The core and market-based NII presented for 2009 represent the quarterly average for 2009 (total for 2009 divided by 4); the yield for all periods represent the annualized yield 3 Fed funds sold and securities purchased under resale agreements Comments Net interest income trend Investment securities (2.04% in 4Q12; 2.11% in 3Q12) 3  Long-term debt cost lower (2.17% in 4Q12; 2.51% in 3Q12)  Increased debt hedging  Change in mix 3.91% 3.85% 3.66% 3.66% 3.51% 3.54% 3.33% 3.14% 3.19% 3.10% 3.00% 2.92% 2.85% 1.92% 1.77% 1.47% 1.42% 1.42% 1.43% 1.35% 1.45% 1.42% 1.29% 1.07% 1.11% 1.17% 3.42% 3.32% 3.06% 3.01% 2.88% 2.89% 2.72% 2.66% 2.70% 2.61% 2.47 2.43% 2.40% FY2009 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 Core NII Market-based NII Core NIM Market-based NIM JPM NIM 2 15 F I N A N C I A L R E S U L T S

Outlook

Consumer & Community Banking

- Consumer & Business Banking
  - Given low interest rates and the current curve, deposit spread compression will negatively impact annual net income by $400mm +/- in 2013. This will be partially offset by deposit balance growth
- Mortgage Banking
  - Total quarterly net charge-offs likely to be $550mm +/-
  - If charge-offs and delinquencies continue to trend down, there will be continued reserve reductions
  - Realized repurchase losses may be offset by reserve reductions based on current trends
  - Expect annual reduction in NII of $600mm +/- from run-off in Real Estate Portfolios in 2013
- Card
  - Expect reserve releases are near the end

Corporate/Private Equity

- Expect Treasury and CIO net loss of $300mm +/- in 1Q13; likely to vary each quarter
- Expect Other Corporate quarterly net income to be $100mm +/-; likely to vary each quarter

Firmwide

- Continued modest pressure on NIM over time
- Capital allocations to LOBs to be updated at Investor Day
  - LOB ROE targets are expected to be consistent or slightly lower than prior guidance due to increased LOB capital allocations
  - Consolidated ROE target expected to be generally consistent with previous guidance

FINANCIAL RESULTS

16

JPMORGAN CHASE & CO.

Agenda Page 17 Appendix 17 F I N A N C I A L R E S U L T S

Peripheral European exposure1 Securities and trading Lending AFS securities Trading Derivative collateral Portfolio hedging Net exposure Spain $3.1 $0.5 $4.8 ($3.3) ($0.4) $4.7 Sovereign 0.0 0.5 (0.0) 0.0 (0.1) 0.4 Non-sovereign 3.1 0.0 4.8 (3.3) (0.3) 4.3 5 Italy $2.8 $0.0 $12.8 ($2.7) ($5.3) $7.6 Sovereign 0.0 0.0 11.4 (1.5) (4.9) 5.0 Non-sovereign 2.8 0.0 1.4 (1.2) (0.4) 2.6 Other (Ireland, Portugal, and Greece) $1.0 $0.3 $2.3 ($1.3) ($0.7) $1.6 Sovereign 0.0 0.3 0.6 0.0 (0.6) 0.3 Non-sovereign 1.0 0.0 1.7 (1.3) (0.1) 1.3 Total firmwide exposure $6.9 $0.8 $19.9 ($7.3) ($6.4) $13.9  $13.9B total firmwide net exposure as of 4Q12, up from $11.7B as of 3Q12  Net exposure increased primarily due to the impact of client transactions in Italy  The Firm continues to be active with clients in the region 1 Exposure is a risk management view. lending is net of liquid collateral. Trading includes net inventory, derivative netting under legally enforceable trading agreements, net CDS underlying exposure from market-making flows, unsecured net derivative receivables and under-collateralized securities financing counterparty exposure As of December 31, 2012 ($B) 18 A P P E N D I X

Superstorm Sandy update Key takeaways  No event of this past year better captures both the spirit and the promise of our Firm to support our communities than our response to Superstorm Sandy  Our employees responded with the resources, skills and passion of the entire enterprise to ensure that our customers and clients were served  Assisted customers, clients and borrowers in the affected areas following the storm  Active client calling commenced immediately to assess impact and offer assistance  $5B in incremental capital available to impacted small businesses  Impact to the Firm’s financial results not material  Given our reserve levels, we are adequately covered Actions before the storm  Branches and ATMs were ready for post-storm needs  Automatic fee waivers put in place on overdrafts, returned items, insufficient funds and late fees  Extended hours and kept 400 branches open to assist customers We know that the need for us to be there for our communities is not going away and we are committed to supporting our customers and clients as they recover 19 A P P E N D I X

Note: Prime Mortgage excludes held-for-sale, Asset Management and Government Insured loans 1 Excluding purchased credit-impaired loans 2 Credit card delinquencies prior to January 1, 2010 included certain reclassification adjustments that assumed credit card loans securitized by Card Services remained on the balance sheet 3 “Payment holiday” in 2Q09 impacted 30+ day and 30-89 day delinquency trends in 3Q09 Consumer credit – Delinquency trends1 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 M ar-09 Aug-09 Jan-10 Jun-10 Nov-10 Apr-11 Sep-11 Feb-12 Jul-12 Dec-12 $0 $1,000 $2,000 $3,000 $4,000 Mar-09 Aug-09 Jan-10 Jun-10 Nov-10 Apr-11 Sep-11 Feb-12 Jul-12 Dec-12 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Mar-09 Aug-09 Jan-10 Jun-10 Nov-10 Apr-11 Sep-11 Feb-12 Jul-12 Dec-12 Credit card delinquency trend2,3 ($mm) 30 – 149 day delinquencies 150+ day delinquencies 30 – 149 day delinquencies 150+ day delinquencies 30 – 149 day delinquencies 150+ day delinquencies Subprime Mortgage delinquency trend ($mm) Prime Mortgage delinquency trend ($mm) Home Equity delinquency trend ($mm) $1,000 $2,650 $4,300 $5,950 $7,60 $9,250 $10,900 $12,550 Mar-09 Aug-09 Jan-10 Jun-10 Nov-10 Apr-1 Sep-11 Feb-12 Jul-12 Dec-12 30+ day delinquencies 30-89 day delinquencies 20 A P P E N D I X

Real Estate Portfolios and Card Services – Coverage ratios Real Estate Portfolios and Card Services credit data ($mm) O/(U) Adjusted Adjusted 4Q121 3Q122 4Q11 4Q11 Real Estate Portfolios (NCI): Net charge-offs ($) $520 $595 $876 ($356) NCO rate (%) 1.74% 1.93% 2.58% (84)bps Allowance for loan losses ($) $4,868 $5,568 $8,718 ($3,850) LLR/annualized NCOs3 234% 234% 249% Card Services Net charge-offs ($) $1,097 $1,116 $1,390 ($293) NCO rate (%)4 3.50% 3.57% 4.29% (79)bps Allowance for loan losses ($) $5,501 $5,503 $6,999 ($1,498) LLR/annualized NCOs3 125% 123% 126% 1 4Q12 adjusted net charge-offs and adjusted net charge-off rate reflect a full quarter of normalized Chapter 7 Bankruptcy discharge activity, which exclude one-time adjustments related to the adoption of Chapter 7 Bankruptcy discharge regulatory guidance 2 3Q12 adjusted net charge-offs and adjusted net charge-off rate for Real Estate Portfolios exclude the effect of an incremental $825mm of net charge-offs based on regulatory guidance 3 Net charge-offs annualized (NCOs are multiplied by 4) 4 See note 5 on slide 24 5 4Q10 adjusted net charge-offs exclude a one-time $632mm adjustment related to the timing of when the Firm recognizes charge-offs on delinquent loans 6 2Q12 adjusted net charge-offs for Card Services were $1,254mm or 4.03%; excluding the effect of a change in charge-off policy for troubled debt restructurings,2Q12 reported net charge-offs were $1,345mm or 4.32% 2,075 1,372 1,214 1,157 1,076 954 899 876 808 696 595 520 4,512 3,721 3,133 2,671 2,226 1,810 1,499 1,390 1,386 1,254 1,116 1,097 $0 $1,000 $2,000 $3,000 $4,000 $5,000 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 Real Estate Portfolios Card Services NCOs ($mm) 5 6 2 1 21 A P P E N D I X

14,841 13,441 11,928 11,005 9,993 10,605 10,068 11,370 10,720 32,266 29,750 28,520 28,350 27,609 25,871 23,791 22,824 21,936 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 0% 100% 200% 300% 400% 500% 600% 4Q12 3Q12 JPM 1 JPM 1 Peer avg. 3 Consumer LLR/Total loans 3.35% 3.57% 3.88% LLR/NPLs 2 132 135 134 Wholesale LLR/Total loans 1.35% 1.46% 1.22% LLR/NPLs 289 261 93 Firmwide LLR/Total loans 2.43% 2.61% 2.83% LLR/NPLs 2 153 154 126 Firmwide – Coverage ratios  $21.9B of loan loss reserves at December 31, 2012, down ~$5.7B from $27.6B one year ago reflecting improved portfolio credit quality; loan loss coverage ratio of 2.43%1 1 See note 2 on slide 24 2 NPLs at 4Q12 and 3Q12 include $1.8B and $1.7B, respectively, in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower, regardless of their delinquency status to be reported as nonaccrual loans. In addition, 4Q12, 3Q12, 2Q12 and 1Q12 NPLs include performing junior liens that are subordinate to nonaccrual senior liens of $1.2B, $1.3B, $1.5B and $1.6B, respectively; such junior liens are now being reported as nonaccrual loans based upon regulatory guidance issued in 1Q12. Of the total, $1.1B were current at December 31, 2012 3 Peer average reflects equivalent metrics for key competitors. Peers are defined as C, BAC and WFC $mm Peer comparison Loan loss reserve Nonperforming loans Loan loss reserve/Total loans1 Loan loss reserve/NPLs1 2 2 2 2 22 A P P E N D I X

IB League Tables

League table results

	FY12 Rank	FY12 Share	FY11 Rank	FY11 Share
Based on fees:				
Global IB fees[1]	**1**	**7.6%**	**1**	**8.1%**
Based on volumes:				
Global Debt, Equity & Equity-related	**1**	**7.2%**	**1**	**6.7%**
US Debt, Equity & Equity-related	1	11.5%	1	11.1%
Global Long-term Debt[2]	**1**	**7.1%**	**1**	**6.7%**
US Long-term Debt	1	11.6%	1	11.2%
Global Equity & Equity-related[3]	**4**	**7.8%**	**3**	**6.8%**
US Equity & Equity-related	5	10.4%	1	12.5%
Global M&A Announced[4]	**2**	**18.5%**	**2**	**18.3%**
US M&A Announced	2	21.5%	2	26.7%
Global Loan Syndications	**1**	**9.6%**	**1**	**10.8%**
US Loan Syndications	1	17.6%	1	21.2%

Source: Dealogic. Global Investment Banking fees reflects ranking of fees and market share. Remainder of rankings reflects transaction volume rank and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint

[1] Global Investment Banking fees rankings exclude money market, short-term debt and shelf deals

[2] Long-term debt rankings include investment-grade, high-yield, supranational, sovereigns, agencies, covered bonds, asset-backed securities ("ABS") and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities

[3] Global Equity and equity-related ranking includes rights offerings and Chinese A-Shares

[4] Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking

- For FY12, JPM ranked:
  - #1 in Global IB fees
  - #1 in Global Debt, Equity & Equity-related
  - #1 in Global Long-term Debt
  - #4 in Global Equity & Equity-related
  - #2 in Global M&A Announced
  - #1 in Global Loan Syndications

APPENDIX

23

JPMORGAN CHASE & CO.

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. 2. The ratio of the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans. The allowance for loan losses related to the PCI portfolio totaled $5.7 billion at December 31, 2012, September 30, 2012, and December 31, 2011. 3. Tangible common equity (“TCE”) represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. Return on tangible common equity measures the Firm’s earnings as a percentage of TCE. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors, in assessing the Firm’s use of equity, and in facilitating comparisons with peers. 4. The Basel I Tier 1 common ratio is Tier 1 common capital divided by Basel I risk-weighted assets. Tier 1 common capital is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries, and trust preferred capital debt securities. Tier 1 common capital, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common capital along with other capital measures to assess and monitor its capital position. On December 16, 2010, the Basel Committee issued its final version of the Basel Capital Accord, commonly referred to as “Basel III.” In June 2012, the U.S. federal banking agencies published final rules on Basel 2.5 that went into effect on January 1, 2013 and result in additional capital requirements for trading positions and securitizations. Also, in June 2012, the U.S. federal banking agencies published for comment a Notice of Proposed Rulemaking (the “NPR”) for implementing Basel III, in the United States. The Firm’s estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm’s current understanding of the Basel III rules and the application of such rules to its businesses as currently conducted based on information currently published by the Basel Committee and U.S. federal banking agencies, and therefore excludes the impact of any changes the Firm may make in the future to its businesses as a result of implementing the Basel III rules. The Firm’s estimates of its Basel III Tier 1 common ratio will evolve over time as the Firm’s businesses change, and as a result of further rule-making on Basel III implementation from U.S. federal banking agencies. Management considers this estimate as a key measure to assess the Firm’s capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, investors and analysts to compare the Firm’s capital under the Basel III capital standards with similar estimates provided by other financial services companies. 5. In Consumer & Community Banking, supplemental information is provided for Card Services, to provide more meaningful measures that enable comparability with prior periods. The change in net income is presented excluding the change in the allowance, which assumes a tax rate of 38%. The net charge-off rate and 30+ day delinquency rate presented include loans held-for- sale. 6. In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset/liability management) and deposit-raising activities, excluding the impact of Corporate & Investment Bank (“CIB”) market-based activities. The chart presents an analysis of managed core net interest income and core net interest margin. Each of these amounts is a non-GAAP financial measure due to the exclusion of CIB's market-based net interest income and the related assets. Management believes the exclusion of CIB's market-based activities provides investors and analysts a more meaningful measure to analyze non-market related business trends of the Firm and can be used as a comparable measure to other financial institutions primarily focused on core lending, investing and deposit-raising activities. 7. CIB provides several non-GAAP financial measures which exclude the impact of DVA on: net revenue, net income, compensation ratio and return on equity. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio for the allowance for loan losses to period-end loans is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits, to provide a more meaningful assessment of CIB’s allowance coverage ratio. Additional notes on financial measures 8. Headcount-related expense includes salary and benefits (excluding performance-based incentives), and other noncompensation costs related to employees. 9. Pretax margin represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of AM against the performance of their respective peers. Notes 24 A P P E N D I X

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase and Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase’s website (http://investor.shareholder.com/jpmorganchase) and on the Securities and Exchange Commission's website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 25 A P P E N D I X